CERTIFICATE OF AMENDMENT
OF
AGREEMENT AND DECLARATION
OF TRUST
OF
DELAWARE GROUP GLOBAL AND
INTERNATIONAL FUNDS

         The undersigned Trustees
of Delaware
         Group Global and
International Funds, a
         Delaware statutory trust
(the Trust),
         constituting a majority of
the Board of
         Trustees of the Trust (the
Trustees), do
         hereby  certify:
         First. That pursuant to
the authority granted to the
Trustees in Article VII, Section 5
of the Agreement and Declaration of
Trust of the Trust (the Declaration
of Trust), Article VII, Section 2
of the Declaration of Trust is
hereby amended by deleting the
second sentence of Section 2(a) in
its entirety and replacing it with
the following sentence:
The Trust, out of Trust Property,
shall
indemnify and hold harmless each
officer
and Trustee of the Trust from and
against
claims and demands arising out of
or
related to such officers or
Trustees
performance of his or her duties as
an officer or Trustee of the Trust,
subject to
the provisions set forth in Article
VI of
the ByLaws.
         Second. That the above
amendment to Article VII, Section 2
of the Declaration of Trust is
effective as of November 15, 2006.
      IN WITNESS WHEREOF, the
undersigned
      Trustees of Delaware Group
Global and
      International Funds, certify
as to the above
      as of the 15th day of
November, 2006.

Patrick P. Coyne___________________
Patrick P. Coyne
Trustee

Ann R. Leven _______________________
Ann R. Leven
Trustee

Thomas L. Bennett            ___________
Thomas L. Bennett
Trustee

Thomas F. Madison___________________
Thomas F. Madison
Trustee

John A. Fry   _____________________
John A. Fry
Trustee

Janet L. Yeomans_____________________
Janet L. Yeomans
Trustee

Anthony D. Knerr_________________
Anthony D. Knerr
Trustee

J. Richard Zecher_____________________
J. Richard Zecher
Trustee

Lucinda S. Landreth_______________
Lucinda S. Landreth
Trustee